Exhibit 10.49
UNIVERSAL COMPRESSION HOLDINGS, INC. RESTRICTED STOCK PLAN
RESTRICTED STOCK AGREEMENT
FIRST AMENDMENT
          THIS FIRST AMENDMENT TO THE RESTRICTED STOCK AGREEMENT (the “Amendment”) is entered into by and between Exterran Holdings, Inc., a Delaware corporation (the “Company”), and Stephen A. Snider (the “Grantee”).
W I T N E S S E T H:
          WHEREAS, Universal Compression Holdings, Inc. previously granted to the Grantee, on June 12, 2007, 21,333 shares of its common stock under the Universal Compression Holdings, Inc. Restricted Stock Plan for Executive Officers, as amended (the “Plan”), pursuant to the terms and conditions of a Restricted Stock Agreement (the “Agreement”) and the Plan; and
          WHEREAS, as of August 20, 2007, the Company assumed the sponsorship of the Plan and the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to determine the terms and conditions of the Agreement; and
          WHEREAS, the Committee has determined that the Grantee’s termination of employment with the Company (other than due to death, Disability or Cause) shall constitute “retirement” under the Plan; and
          WHEREAS, the Committee and the Grantee desire to amend the Agreement to make certain changes with regard to the vesting provisions of the Agreement;
          NOW, THEREFORE, effective as of October 27, 2008, the Agreement is hereby amended as follows:
          1. Section 3(c) of the Agreement is hereby amended by adding the following sentence to the end thereof:
“Additionally, the Forfeiture Restrictions shall lapse, and the Unvested Shares shall become vested and released from the Cancellation Right upon the termination of the Grantee’s Continuous Service by reason of the Grantee’s retirement.”

          2. The Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of October 27, 2008.

EXTERRAN HOLDINGS, INC.

By:

Stephen M. Pazuk
Chairman, Compensation Committee

GRANTEE

Stephen A. Snider

3